Ron Thornburgh Secretary of State		2nd Floor, State Capitol 300 S.W. 10th Ave. Topeka, KS 66612-1594 (785) 296-4564

February 10, 1999	STATE OF KANSAS

PLAN PROFESSIONALS, LIMITED	FEIN ID 48 - 1211448

RE:	PLAN PROFESSIONALS, LIMITED

ID.  # 2701993    (USE IN ALL CORRESPONDENCE WITH OUR OFFICE)

Enclosed is a certified copy of your for profit articles of incorporation. Your corporation's identification number is at the top of this page. The identification number should be used in all correspondence with this office.

Every corporation must file an annual report with our office showing the corporation's financial condition on the last day of it tax period. However, a report is not required if a corporation has not been incorporated for six months prior to its first tax year end. If your corporation operates on a tax period other than the calender year, you must notify our office in writing prior to December 31.

If an annual report is required, it must be filed when your corporation files its Kansas income tax return. If your corporation applies to the Internal Revenue Service for an extension of its deadline for filing an income tax return, an extension for the annual report will be granted by our office provided that a copy of the IRS extension form is filed with our office. The extension must be received in our office within 90 days after the due date of the annual report.

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[SEAL]

Secretary of State/Corporation Division	Form
FOR PROFIT ARTICLES OF INCORPORATION	CF

OF

Plan Professionals, Limited

The undersigned incorporator does hereby undertake to form and establish a corporation FOR PROFIT under the laws of the State of Kansas.

FIRST: The name of the corporation is Plan Professionals, Limited.

SECOND: The location of its registered office in this state is 534 South Kansas Avenue, Suite 1440, Topeka, Shawnee, KS 66603-3400.

THIRD: The name and address of its resident agent in this state is Mark A. Schneider, 534 South Kansas Avenue, Suite 1440, Topeka, Shawnee, KS 66603.

FOURTH: This corporation is organized FOR PROFIT and the nature of its business is to engage in any lawful act or activity for which corporations may be organized under the Kansas general corporation code.

FIFTH: This corporation is authorized to issue only one class of common stock. The total number of shares of stock which the corporation shall have authority to issue shall be Two Hundred Thousand (200,000) shares of common stock, no par value. Such shares may be issued for such consideration as is determined from time to time by the stockholders acting as the board of directors of the corporation.

SIXTH: The issuance of the authorized stock of this corporation shall be subject to the following restrictions:

a.   All of this corporation's issued stock of all classes, exclusive of treasury shares, shall be held of record by not more than 30 persons.

b.   The stock of this corporation may only be issued to and held by such persons, including an estate or trust, qualified to hold stock in a small business corporation, as defined in Section 1371 of the Internal Revenue Code of 1954, as amended.

c.   The stock of this corporation shall not be issued to any persons, corporation, partnership, or other legal entity, unless such person, corporation, partnership or other legal entity shall be qualified to own stock in a close corporation organized under the provisions of K.S.A. 17-7201 et seq. No stockholder of this corporation shall transfer any of the stock of this corporation to any such person or other legal entity unless such person or entity is qualified to own stock in a close corporation organized under the provisions of K.S.A 17-7201 et seq., and meets the requirements of IRC Section 1371 et seq., as amended.

Articles of Incorporation Plan Professionals, Limited

d.   No stockholder of this corporation shall sell, assign, pledge or otherwise transfer, encumber or dispose of any of his/her shares of stock of the corporation which he/she may now own or hereafter acquire unless such stockholder shall have first complied with all restrictions upon transfer of stock set out in the Bylaws adopted by this corporation as subsequently amended. Further, no stockholder of this corporation shall sell, assign, pledge or otherwise transfer, encumber or dispose of any shares of stock of this corporation unless he/ she shall have first obtained the consent of this corporation to such proposed transfer. All stock certificates of this corporation shall bear an endorsement complying with the provisions of K.S.A. 17-6426 noting conspicuously on such stock certificate the restriction herein set forth.

e.   The corporation shall make no offering of any of its stock of any class which would constitute a "public offering" within the meaning of the United States Securities Act of 1933 as it may be amended from time to time.

SEVENTH: The name and mailing address of the sole incorporator is:

Mark A. Schneider

534 South Kansas Avenue, Suite 1440

Topeka, KS 66603
(785) 232-2378

EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its stockholders, it is further provided:

a.   The business and affairs of the corporation shall be managed by the stockholders of the corporation rather than by a board of directors. The stockholders of this corporation shall be deemed the directors for the purpose of complying with the provisions of the Kansas Corporation Code and the Kansas Close Corporation Act. All actions taken in the management of the corporation by the stockholders shall be taken by voting the shares of stock of this corporation held by such stockholders in the same manner as provided in K.S.A. 17-6502(a) as authorized by K.S.A. 17-7211.

b.   Any officer elected or appointed by the stockholders may be removed at any time in such manner as shall be provided in the Bylaws of the corporation.

c.   The holders of the common stock of this corporation shall have preemptive rights to purchase any shares of the corporation hereafter issued or any securities exchangeable for or convertible into such shares or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

Articles of Incorporation Plan Professionals, Limited

d.	Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the State of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901 or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808, may order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, said reorganization, if sanctioned by the court to which said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders of this corporation, as the case may be, and also on this corporation.

NINTH: This corporation is to exist perpetually.

TENTH: The tax closing date for this corporation is December 31 each year.

IN WITNESS WHEREOF, the undersigned Plan Professionals, Limited, acting through its sole incorporator, has executed these Articles of incorporation, this 9th day of February, 1999.

Plan Professionals, Limited

By:	/s/ Mark A. Schneider
Incorporator
STATE OF KANSAS	)
) ss.
COUNTY OF SHAWNEE	)

BE IT REMEMBERED, that on this 9th day of Feb, 1999, before me, the undersigned, a Notary Public in and for the County and State aforesaid came Mark A. Schneider, who is personally known to me to be the same person who executed the foregoing Articles of incorporation as sole incorporator of said corporation, and he duly acknowledged the execution of the same as his free and voluntary act and deed.

IN WITNESS WHEREOF, I have hereto set my hand and affixed by notarial seal the day and year last above written.

/s/ Jacqueline R. Munoz
Notary Public

My appointment expires:

5/26/01

CERTIFICATE OF THE KANSAS SECRETARY OF STATE

Registration No.270-1993

I hereby certify the above and foregoing to be true and correct copy of the original filed with the Kansas Secretary of State. Certified on this date: Feb 10, 99

RON THORNBURGH, Secretary of State

Secretary of State/Corporation Division	Form
For Profit Fiscal Notice	PF

Corporation Name	PLAN PROFESSIONALS, LIMITED

Corporate ID Number	2701993

FEIN Number	48-1211448

Indicate your corporation’s tax period in the space below.

Calendar Year  JAN-DEC  Fiscal Year

Fiscal closing date  DECEMBER 31

If your corporation is a domestic international sales corporation for income tax purposes, indicate in the space below. Domestic international sales corporations must also indicate which form the corporation is required to file with the IRS (IRS Form 1120-IC-DISC or 1120-FSC).

Domestic International Sales Corporation

IRS form filed (for domestic international sales corporations only):

1120-IC-DISC                        or       1120-FS

/s/ Mark A. Schneider 2/11/99
Signature of Corporate Representative

MARK A. SCHNEIDER, PRESIDENT
Title

- Note -

The annual report shall be filed at the time your corporation files its annual Kansas income tax return. If your corporation applies to the Internal Revenue Service or Department of Revenue for an extension of its deadline for filing its income tax return, a copy of that application must be filed with this office. The application for an extension must be filed in this office not more than 90 days after the due date of the annual report. Kansas statutes provide that a corporation must be at least six months old by its tax closing date before an annual report is required.

Complete and return to:

Ron Thornburgh
Secretary of State
2nd Floor, State Capitol
300 S.W. 10th Ave.
Topeka, KS 66612-1594
Rev. 8/95 ck	(785) 296-4564

STF KS34475F